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                                                                 Exhibit 4(h)(3)

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of January 17, 2002

                                      Among

                               XEROX CORPORATION,

                                   as Issuer,

                                       and

                         DEUTSCHE BANC ALEX. BROWN INC.,
                          J.P. MORGAN SECURITIES INC.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                           SALOMON SMITH BARNEY INC.,
                             ABN AMRO INCORPORATED,
                         BANC ONE CAPITAL MARKETS, INC.,
                             FLEET SECURITIES, INC.,
                           PNC CAPITAL MARKETS, INC.,
                      RBC DOMINION SECURITIES CORPORATION,
                                       and
                                UBS WARBURG LLC,
                              as Initial Purchasers

                    $600,000,000 9 3/4% Senior Notes due 2009

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                                TABLE OF CONTENTS

                                                                         Page

1.   Definitions                                                           1

2.   Exchange Offer                                                        5

3.   Shelf Registration                                                    9

4.   Additional Interest                                                  11

5.   Registration Procedures                                              13

6.   Registration Expenses                                                23

7.   Indemnification and Contribution                                     24

8.   Rules 144 and 144A                                                   28

9.   Underwritten Registrations                                           28

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10.  Miscellaneous                                                        28

                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is dated as of January 17, 2002, among XEROX CORPORATION, a New York corporation, (the "Issuer"), and DEUTSCHE BANC ALEX. BROWN INC., J.P. MORGAN SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, SALOMON SMITH BARNEY INC., ABN AMRO INCORPORATED, BANC ONE CAPITAL MARKETS, INC., FLEET SECURITIES, INC., PNC CAPITAL MARKETS, INC., RBC DOMINION SECURITIES CORPORATION and UBS WARBURG LLC, as initial purchasers (the "Initial Purchasers").

This Agreement is entered into in connection with the Purchase Agreement by and among the Issuer and the Initial Purchasers, dated as of January 14, 2002 (the "Purchase Agreement"), which provides for, among other things, the sale by the Issuer to the Initial Purchasers of $600,000,000 aggregate principal amount of the Issuer's 9 3/4% Senior Notes due 2009 (the "Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

The parties hereby agree as follows:

1.   Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Applicable Period: See Section 2(b) hereof.

Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

Event Date: See Section 4 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Effectiveness Deadline: The 365th day after the Issue Date.

Exchange Filing Date: The date on which the Issuer files the Exchange Offer Registration Statement with the SEC pursuant to Section 2 hereof.

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Exchange Filing Deadline: The 90th day after the Issue Date.

Exchange Notes: See Section 2(a) hereof.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Holder: Any holder of a Registrable Note or Registrable Notes.

Indenture: The Indenture, dated as of January 17, 2002, by and between the Issuer and Wells Fargo Bank Minnesota, National Association, as Trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Information: See Section 5(o) hereof.

Initial Purchasers: See the introductory paragraphs hereto.

Initial Shelf Registration: See Section 3(a) hereof.

Inspectors: See Section 5(o) hereof.

Issue Date: January 17, 2002, the date of original issuance of the Notes.

Issuer: See the introductory paragraphs hereto.

NASD: See Section 5(s) hereof.

Notes: See the introductory paragraphs hereto.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: See Section 2(b) hereof.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Notes: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act, as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post- effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraphs hereof.

Records: See Section 5(o) hereof.

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Registrable Notes: Each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, is resold in compliance with Rule 144 (as amended or replaced) under the Securities Act or may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act.

Registration Statement: Any registration statement of the Issuer that covers any of the Notes, the Exchange Notes or the Private Exchange Notes filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 under the Securities Act.

Rule 144A: Rule 144A under the Securities Act.

Rule 405: Rule 405 under the Securities Act.

Rule 415: Rule 415 under the Securities Act.

Rule 424: Rule 424 under the Securities Act.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Effectiveness Deadline: The Shelf Effectiveness Deadline shall be the 180th day after the delivery of a Shelf Notice; provided, that the Shelf Effectiveness Deadline shall be no earlier than that Exchange Effectiveness Deadline.

Shelf Effectiveness Period: See Section 3(a).

Shelf Filing Date: The date on which the Issuer files the Initial Shelf Registration with the SEC pursuant to Section 3 hereof.

Shelf Filing Deadline: The Shelf Filing Deadline shall be the 90th day after the delivery of a Shelf Notice.

Shelf Notice: See Section 2(c) hereof.

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Shelf Registration: See Section 3(b) hereof.

Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

Subsequent Shelf Registration: See Section 3(b) hereof.

TIA: The Trust Indenture Act of 1939, as amended.

Trustee: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.

Underwritten registration or underwritten offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "Regulatory Requirements") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2.   Exchange Offer

     (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuer shall use its reasonable best efforts to file with the SEC, no later than the Exchange Filing Deadline, a Registration Statement (the "Exchange Offer Registration Statement") on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of debt securities of the Issuer (the "Exchange Notes") that are identical in all material respects to the Notes, except that
(i) the Exchange Notes shall have been registered, contain no restrictive legend thereon and, other than with respect to an Exchange Note as to which Section 2(c)(iv) hereof is applicable, do not contain any provisions relating to the Additional Interest and (ii) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Issue Date, and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuer shall use its reasonable best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Exchange Effectiveness Deadline; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer no later than the 395th day following the Issue Date. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of the Exchange Offer Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 45 days in any consecutive twelve-month period, if the Board of Directors of the Issuer determine reasonably and in good faith that the filing of any such Exchange Offer Registration Statement or the continuing effectiveness thereof would require the disclosure of non- public material information that, in the reasonable judgment of the Board of Directors of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. For the avoidance of doubt, notwithstanding the prior sentence, the Issuer shall remain obligated to pay Additional Interest if and when required by Section 4 of this Agreement.

Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to represent to the Issuer in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Notes acquired in exchange for Registrable Notes tendered are being acquired in the ordinary course of its business; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder has an arrangement or understanding with any Person to participate in the distribution of the Exchange Notes in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is an "affiliate" (as defined in Rule 405) of the Issuer or, if it is an affiliate of the Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 5 hereof in order to have its Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 4 hereof; (iv) neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating Broker-Dealers, and the Issuer shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

     (b) The Issuer shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the

Exchange Offer (a "Participating Broker-Dealer"), which have been publicly disseminated by the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act, in each case, for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days after such Exchange Offer Registration Statement is declared effective by the SEC or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the "Applicable Period").

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuer upon the request of the Initial Purchasers shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the "Private Exchange") for such Notes held by any such Holder, a like principal amount of notes (the "Private Exchange Notes") of the Issuer that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes. The Issuer shall use its reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

In connection with the Exchange Offer, the Issuer shall:

          (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) use its reasonable best efforts to keep the Exchange Offer open for not less than 20 Business Days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

          (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

          (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the close of the Exchange Offer and the Private

Exchange, if any, the Issuer shall:

          (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

          (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuer to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer; and (iii) all governmental approvals shall have been obtained, which approvals the Issuer deems necessary for the consummation of the Exchange Offer or Private Exchange.

The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

     (c) If (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer, (ii) the Exchange Offer with respect to Notes validly tendered is not consummated within 395 days after the Issue Date, (iii) the Initial Purchasers or any holder of Private Exchange Notes so requests in writing to the Issuer at any time within 60 days after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) and so notifies the Issuer within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Issuer shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf

Notice") and shall file a Shelf Registration pursuant to Section 3 hereof.

3.   Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

     (a) Shelf Registration. The Issuer shall as promptly as practicable after the date of the Shelf Notice but in any case no later than the Shelf Filing Deadline use its reasonable best efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

The Issuer shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Shelf Effectiveness Deadline and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (the "Shelf Effectiveness Period"); provided, however, that the Shelf Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the applicable provisions of Rule 144(k) are amended or revised to reduce the two year holding period set forth therein. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of any Initial Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of an aggregate of 90 days in any consecutive twelve month period (a "Shelf Suspension Period"), if the Board of Directors of the Issuer determine reasonably and in good faith that the filing of any such Initial Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

     (b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Shelf Effectiveness Period (other than because of the sale of all of the Notes registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness use its reasonable best efforts to amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or use its reasonable best efforts to file an additional Shelf

Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Shelf Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

     (c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or if reasonably requested by any underwriter of such Registrable Notes with respect to the information included therein with respect to such underwriter.

4.   Additional Interest

     (a) The Issuer and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or
Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if (A) the Exchange Offer Registration Statement has not been filed on or prior to the Exchange Filing Deadline or (B) the Issuer is required to file the Initial Shelf Registration Statement and such Initial Shelf Registration Statement has not been filed on or before the Shelf Filing Deadline, then commencing on the day after (x) the Exchange Filing Deadline in the case of clause (A), and (y) the Shelf Filing Deadline in the case of clause (B), Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following the Exchange Filing Deadline or the Shelf Filing Deadline, as the case may be, and such Additional Interest subsequent 90-day period; or

          (ii) if (A) the Exchange Offer Registration Statement has not been declared effective by the SEC on or prior to the Exchange Effectiveness Deadline or (B) the Issuer is required to file the Initial Shelf Registration Statement and such Initial Shelf Registration Statement has not been declared effective by the SEC on or prior to the Shelf Effectiveness Deadline, then commencing on the day after (x) the Exchange Effectiveness Deadline in the case of clause (A), and (y) the Shelf Effectiveness Deadline in the case of clause (B), Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days immediately following the day after the Exchange Effectiveness Deadline or the Shelf Effectiveness

     Deadline, as the case may be, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Issuer has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 395th day after the Issue Date or (B) if applicable, a Shelf Registration has been declared effective and such Effectiveness Period, then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days commencing on the (x) 395th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not accrue under more than one of the foregoing clauses (i) - (iii) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 0.50% per annum; provided, further, however, that (1) upon the filing of the applicable Exchange Offer Registration Statement or the Initial Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Initial Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of the Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4(a)), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective or upon the effectiveness of a Subsequent Shelf Registration Statement, as the case may be, (in the case of (iii)(B) of this Section 4(a)), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof, as the case may be) shall cease to accrue. Upon the occurrence of the events described in Section 4(a)(i), 4(a)(ii) or 4(a)(iii), so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company shall provide a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburg Wort) describing such event giving rise to the obligation to pay liquidated damages. Notwithstanding any other provision of this Section 4, the Issuer shall not be obligated to pay Additional Interest provided in Sections 4(a)(i)(B), 4(a)(ii)(B) or 4(a)(iii)(B) during a Shelf Suspension Period permitted by this Agreement.

     (b) The Issuer shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each January 15 and July 15 (to the Holders of record on the January 1 and July 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.   Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall use its reasonable best efforts to effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder the Issuer shall use its reasonable best efforts to:

     (a) Prepare and file with the SEC prior to the applicable filing date a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, then before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Issuer shall furnish to and afford the Holders of the Registrable Notes covered by such Shelf Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Exchange Offer Registration Statement), as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least two Business Days prior to such filing), and the Holders of the Registrable Notes covered by such Shelf Registration Statement and such Participating Broker-Dealers, as the case may be, shall have the opportunity to object to any information pertaining to such Persons and their plan of distribution that is contained therein and the Issuer will make the corrections reasonably requested by such Persons prior to filing any such Registration Statement, Prospectus or any amendment or supplement thereto; provided, however, that the Issuer shall not be required to afford any such Person an opportunity to review a copy of any amendments or supplements to such Shelf Registration Statement or Prospectus which are made solely as a result of any filing by the Issuer of reports required to be filed pursuant to the Exchange Act.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Shelf Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by an Participating Broker- Dealer covered by any such Prospectus. The Issuer shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective if the Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker- Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement.

     (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or
(2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, then notify the selling Holders of Registrable Notes (with respect to such Shelf Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days after becoming aware thereof), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuer, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct,
(iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of such Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's determination that a post-effective amendment to a Registration Statement would be appropriate.

     (d) Prevent the issuance of any order suspending the effectiveness of a

Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest practicable moment.

     (e) If a Shelf Registration Statement is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them reasonably requests to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

     (f) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

     (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or
(2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this
Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

     (h) Prior to any public offering of Registrable Notes pursuant to a Shelf Registration Statement or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified,
(B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

     (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

     (j) Cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

     (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or
(2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (l) Cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

     (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

     (n) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuer, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of the Issuer, or of any business acquired by the Issuer, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

     (o) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or
(2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Notes being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the "Inspectors"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuer and subsidiaries of the Issuer (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and any of its subsidiaries to supply all information ("Information") reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records or Information that the Issuer determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or an "affiliate" (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Issuer to obtain a protective order (or waive the provisions of this paragraph (o)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

     (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the

Holders of the Registrable Notes, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

     (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

     (r) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuer, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuer shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

     (s) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     (t) Take all other steps necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

     (u) So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notify the Luxembourg Stock Exchange in the case of any increase in the rate of interest on the securities and publish a notice regarding any increase in the rate of interest on the Notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburg Wort).

     (v) So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, provide a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburg Wort) indicating the terms and effectiveness of the Exchange Offer Registration Statement.

     (w) So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, prior to the Exchange Offer, (i) notify the Luxembourg Stock Exchange of its intention to commence the Exchange Offer;
(ii) provide a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburg Wort) indicating the procedures to be followed in connection with the Exchange Offer; (iii) notify the Luxembourg Stock Exchange of the results of the Exchange Offer; and (iv) provide a notice in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburg Wort) indicating the results of the Exchange Offer.

     (x) So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in the event that definitive Exchange Notes are to be issued to the Holders in connection with the Exchange Offer, (i) make copies of the Exchange Offer documentation available to the Holders at the specified offices of the applicable paying and transfer agent in Luxembourg and conduct any Exchange Offer in accordance with the terms and procedures set forth in such Exchange Offer documentation and (ii) appoint an exchange agent in Luxembourg where the Holders of the definitive Notes will be able to tender for exchange their definitive Notes.

The Issuer may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Notwithstanding Section 4, such seller shall not be entitled to Additional Interest with respect to their Registrable Notes solely by reason of such seller's failure to furnish such information. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuer shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.   Registration Expenses

All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is reasonably requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) hereof (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuer desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuer, (viii) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties),
(ix) the expense of any annual audit, (x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement, and
(xii) all fees and expenses incurred in connection with the listing of the Notes and Exchange Notes on the Luxembourg Stock Exchange.

7.   Indemnification and Contribution.

     (a) The Issuer agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a "Participant") to the extent and in the manner set forth in clauses
(i), (ii) and (iii) below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the case of a Prospectus, in light of circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuer; and

          (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Participants), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense of a Participant to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information pertaining to such Participant furnished to the Issuer by such Participant expressly for use in such Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus and (B) the Issuer shall not be liable to any Holder of Registrable Notes with respect to any preliminary prospectus forming part of a Shelf Registration Statement if the final Prospectus forming a part of such Shelf Registration Statement corrected any such untrue statement or omission, was delivered to such Holder of Registrable Notes (sufficiently in advance of the written confirmation of the sale of the Registrable Notes and in sufficient quantity to allow for distribution in advance of such written confirmation) and such

Holder failed to furnish a copy of such Prospectus to the applicable purchaser.

     (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the directors and officers of the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus in reliance upon and in conformity with written information pertaining to such Participant furnished to the Issuer by such Participant expressly for use in such Registration Statement (or any amendment thereto), Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or preliminary prospectus.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Participants who sold a majority in interest of the Registrable Notes and Exchange Notes sold by all such Participants, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuer. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and which counsel is reasonably acceptable to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless the indemnifying party shall in good faith contest the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the indemnified person to indemnification under the terms of this Section 7.

     (e) If the indemnification provided for this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Participants on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and of the Participants on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and any Participant on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Issuer and the total gross profit received by such Participant in connection with the sale of the Notes, bear to the aggregate initial offering price of the Notes.

The relative fault of the Issuer on the one hand and any Participant on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and any Participant agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Participant shall be required to contribute any amount in excess of the amount by which the total net profit received by such Participant exceeds the amount of any damages which such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Participant, and each officer and director of the Issuer and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuer.

The Participants' respective obligations to contribute pursuant to this Section 7 are several and not joint.

8.   Rules 144 and 144A

The Issuer covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, the Issuer will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A. The Issuer further covenants and agrees, for so long as any Registrable Notes remain outstanding that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

9.   Underwritten Registrations

If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.  Miscellaneous

     (a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuer will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

     (b) Adjustments Affecting Registrable Notes. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuer and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

     (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

          Deutsche Banc Alex. Brown Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Salomon Smith Barney Inc. ABN Amro Incorporated Banc One Capital Markets, Inc. Fleet Securities, Inc. PNC Capital Markets, Inc.

          RBC Dominion Securities Corporation UBS Warburg LLC c/o Deutsche Banc Alex Brown Inc. 225 Franklin Street 25th Floor Boston, MA 02110 Facsimile No.: (617) 217 6100 Attention: Corporate Finance

          -and-

          J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 Facsimile No.: (212) 270 5567 Attention: Corporate Finance

          with a copy to:

          Cahill Gordon & Reindel 80 Pine Street New York, New York 10005 Facsimile No.: (212) 269-5420 Attention: Michael A. Becker, Esq.

          (ii) if to the Initial Purchasers, at the address specified in Section 10(d)(i);

          (iii) if to the Issuer, at the address as follows:

          Xerox Corporation 800 Long Ridge Road Stamford, Connecticut 06904 Facsimile No.: (203) 968 3446 Attention: Martin S. Wagner, Assistant Secretary and Associate General Counsel

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attention: Phyllis G. Korff

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (j) Notes Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (k) Third-Party Beneficiaries. Holders of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

     (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

XEROX CORPORATION


By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANC ALEX. BROWN INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
SALOMON SMITH BARNEY INC.
ABN AMRO INCORPORATED
BANC ONE CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
PNC CAPITAL MARKETS, INC.
RBC DOMINION SECURITIES CORPORATION UBS WARBURG LLC

By:  DEUTSCHE BANC ALEX. BROWN INC.


By:

Name:
Title:


J.P. MORGAN SECURITIES INC.


By:

Name:
Title: